                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           OSI Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               [OSI LETTERHEAD]


                                                                February 3, 1998


Dear Stockholders:

     It is a pleasure to invite you to the annual meeting of stockholders of OSI Pharmaceuticals, Inc., formerly known as Oncogene Science, Inc. (the "Corporation"), which will be held at the Corporation's headquarters, located at 106 Charles Lindbergh Boulevard, Uniondale, New York, on Wednesday, March 25, 1998, at 10:00 a.m. Eastern Standard Time. Information about the matters to be voted upon at the meeting is in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     In addition to the matters to be voted upon at the meeting there will be a presentation made on recent developments relating to the Corporation. Specific directions to the Corporation's headquarters may be obtained by calling or writing to Ms. Kathy Galante, Investor Relations Coordinator, OSI Pharmaceuticals, Inc., 106 Charles Lindbergh Boulevard, Uniondale, New York 11553, telephone no. (516) 222-0023.

     In order to assure that a quorum is present at the meeting, you are urged to sign and mail the enclosed proxy card at once, even though you may plan to attend in person. You may revoke the proxy granted in the proxy card at any time prior to its being voted by filing with the Secretary of the Corporation either an instrument of revocation or a duly executed proxy card bearing a later date. If you attend the meeting, you may elect to revoke the proxy and vote your shares in person.

     The Corporation's Annual Report to Stockholders for the fiscal year ended September 30, 1997, is being distributed to stockholders with the attached Proxy Statement.

                                          Sincerely,

                                          GARY E. FRASHIER
                                          Chairman and Chief Executive Officer

                           OSI PHARMACEUTICALS, INC.
                        106 CHARLES LINDBERGH BOULEVARD
                           UNIONDALE, NEW YORK 11553

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

     The annual meeting of stockholders of OSI Pharmaceuticals, Inc., formerly known as Oncogene Science, Inc. (the "Corporation"), will be held at the Corporation's headquarters, located at 106 Charles Lindbergh Boulevard, Uniondale, New York, on Wednesday, March 25, 1998, at 10:00 a.m., for the following purposes:

     (1) to elect eight directors;

     (2) to ratify the appointment of KPMG Peat Marwick LLP as the independent public accountants to audit the Corporation's accounts for the fiscal year ending September 30, 1998; and

     (3) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on January 26, 1998, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of stockholders entitled to vote at the meeting will be open to examination by stockholders for any purpose germane to the meeting during normal business hours at the Corporation's offices at 106 Charles Lindbergh Boulevard, Uniondale, New York 11553.

                                          By Order of the Board of Directors,

                                          ROBERT L. VAN NOSTRAND
                                          Secretary


February 3, 1998


                                   IMPORTANT

     Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it in the postage-paid envelope enclosed for your convenience. Returning a proxy will not deprive you of your right to attend the annual meeting and vote your shares in person.

                           OSI PHARMACEUTICALS, INC.
                        106 CHARLES LINDBERGH BOULEVARD
                           UNIONDALE, NEW YORK 11553
                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of OSI Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of stockholders of the Corporation to be held on March 25, 1998, and any adjournment or adjournments thereof (the "Meeting"). A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about January 30, 1998.


     Only holders of record of the Corporation's common stock (the "Common Stock") at the close of business on January 26, 1998, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting. On the record date, the Corporation had issued and outstanding 21,369,283 shares of Common Stock, which are the only securities of the Corporation entitled to vote at the Meeting. Each share is entitled to one vote.


     The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting will be necessary to constitute a quorum. If a broker that is a record holder of Common Stock does not return a signed proxy, the shares of Common Stock represented by such proxy will not be considered present at the Meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of Common Stock does return a signed proxy, but is not authorized to vote on one or more matters (each such matter, a "broker non-vote"), the shares of Common Stock represented by such proxy will be considered present at the Meeting for purposes of determining the presence of a quorum.

     Assuming a quorum is present, (i) directors of the Corporation will be elected by a plurality of the votes cast by stockholders present, in person or by proxy, and entitled to vote for the election of directors at the Meeting, and
(ii) the affirmative vote of a majority of the votes cast by stockholders present, in person or by proxy, and entitled to vote at the Meeting will be required for the ratification of the appointment of the auditors for the current fiscal year. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the ratification of the appointment of the auditors.

     Stockholders who execute proxies may revoke them by giving written notice to the Secretary of the Corporation at any time before such proxies are voted. Attendance at the Meeting will not have the effect of revoking a proxy unless the stockholder attending the Meeting shall, in writing, notify the Secretary of the Corporation of the revocation of the proxy at any time prior to the voting of the proxy.

     The Board of Directors does not know of any matter other than the election of directors, and the ratification of the appointment of the auditors for the current fiscal year that is expected to be presented for consideration at the Meeting. However, if other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment. All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld, and where a choice is specified as to the proposal, in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors intend to vote (i) FOR the nominees for election as directors of the Corporation named below under the caption "Election of Directors," and
(ii) FOR the ratification of the appointment of KPMG Peat Marwick LLP as the independent public accountants to audit the Corporation's accounts for the fiscal year ending September 30, 1998.

     The Corporation will bear the cost of the Meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers and regular employees of the Corporation (who will not be specifically compensated for such services) may solicit proxies by telephone. The Corporation may engage Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies from stockholders. In the event the Corporation does engage CIC, the Corporation will enter into an agreement with CIC pursuant to which the Corporation will pay CIC a fee of approximately $7,000 plus reimbursement of reasonable out-of-pocket expenses.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of December 31, 1997, regarding the beneficial ownership of Common Stock by (i) all persons known to the Corporation who own more than 5% of the outstanding shares of Common Stock,
(ii) all corporate stockholders with whom the Corporation has entered into strategic collaborations, (iii) each director and nominee for director, (iv) each executive officer, and (v) all officers and directors as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


                                                                                         PERCENT OF
                       NAME AND ADDRESS                          NO. OF SHARES            CLASS(1)
---------------------------------------------------------------  -------------           ----------
Amerindo Investment Advisors Inc...............................    3,446,600                16.1%
  388 Market Street
  San Francisco, California 94111
Hoechst Marion Roussel, Inc....................................    1,590,909(2)              7.2%
  10236 Marion Park Drive
  Kansas City, Missouri 64137
Novartis Pharma AG.............................................      909,091                 4.2%
  CH-4002 Basel
  Switzerland
Pfizer Inc.....................................................      587,500                 2.7%
  235 East 42nd Street
  New York, New York 10017
BioChem Pharma (International) Inc.............................      500,000                 2.3%
  275 Armand-Frappier Boulevard
  Laval, Quebec
  Canada H7V 4A7
G. Morgan Browne...............................................      106,332(3)                *
Arthur M. Bruskin, Ph.D........................................       81,624(4)                *
Walter P. Carney, Ph.D.........................................       58,528(5)                *
Gary E. Frashier...............................................      211,832(6)                *
John H. French, II.............................................       69,932(7)                *
Edwin A. Gee, Ph.D.............................................      208,672(8)                *
Colin Goddard, Ph.D............................................      119,034(9)                *
Daryl K. Granner, M.D..........................................       56,186(10)               *
Walter M. Lovenberg, Ph.D......................................       66,339(11)               *
Steve M. Peltzman..............................................      216,358(12)               *
Ann H. Rose, Ph.D..............................................       82,591(13)               *
Gary Takata....................................................       15,260(14)               *
Robert L. Van Nostrand.........................................       70,932(15)               *
John P. White..................................................       51,682(16)               *
All directors and executive officers as a group (fourteen
  persons).....................................................    1,415,302(17)             6.2%


---------------

  * Represents ownership that does not exceed 1% of the outstanding shares of the Corporation's Common Stock.


 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to stock options and warrants currently exercisable, or exercisable within 60 days are deemed beneficially owned by the person holding such options and warrants. The percent of the outstanding shares of the Corporation's Common Stock for any person or group who as of December 31, 1997, beneficially owned any shares pursuant to options which are exercisable within 60 days of December 31, 1997, is calculated assuming all such options have been exercised in full and adding the number of shares subject to such options to the total number of shares issued and outstanding on December 31, 1997 for each individual.

 (2) Includes 500,000 shares that may be acquired at or within 60 days of December 31, 1997 pursuant to the exercise of outstanding warrants.


 (3) Includes 400 shares owned by Mr. Browne's wife, as to which Mr. Browne disclaims beneficial ownership. Also includes 69,182 shares that may be acquired at or within 60 days of December 31, 1997, pursuant to the exercise of outstanding options. Also includes 21,750 shares owned by Cold Spring Harbor Laboratory, of which Mr. Browne is an executive officer. Mr. Browne disclaims beneficial ownership of the shares owned by Cold Spring Harbor Laboratory.


 (4) Includes 81,011 shares that may be acquired at or within 60 days of December 31, 1997 pursuant to the exercise of outstanding options.



 (5) Includes 58,210 shares that may be acquired at or within 60 days of December 31, 1997 pursuant to the exercise of outstanding options.


 (6) Includes 202,173 shares that may be acquired at or within 60 days of December 31, 1997 pursuant to the exercise of outstanding options.

 (7) Includes 50,432 shares that may be acquired at or within 60 days of December 31, 1997 pursuant to the exercise of outstanding options.


 (8) Consists entirely of shares that may be acquired at or within 60 days of December 31, 1997 pursuant to the exercise of outstanding options.



 (9) Includes 117,456 shares that may be acquired at or within 60 days of December 31, 1997 pursuant to the exercise of options.


(10) Consists entirely of shares that may be acquired at or within 60 days of December 31, 1997 pursuant to the exercise of outstanding options.


(11) Includes 63,339 shares that may be acquired at or within 60 days of December 31, 1997 pursuant to the exercise of outstanding options.



(12) Includes 198,679 shares that may be acquired at or within 60 days of December 31, 1997 pursuant to the exercise of outstanding options.



(13) Includes 82,486 shares that may be acquired at or within 60 days of December 31, 1997 pursuant to the exercise of outstanding options.


(14) Includes 9,700 shares owned by Mr. Takata's wife, as to which Mr. Takata disclaims beneficial ownership. Also includes 5,560 shares that may be acquired at or within 60 days of December 31, 1997 pursuant to the exercise of outstanding options.


(15) Includes 69,815 shares that may be acquired at or within 60 days of December 31, 1997 pursuant to the exercise of outstanding options.



(16) Includes 31,682 shares that may be acquired at or within 60 days of December 31, 1997 pursuant to the exercise of outstanding options.



(17) Includes 1,294,883 shares that may be acquired at or within 60 days of December 31, 1997 pursuant to the exercise of outstanding options.

                             ELECTION OF DIRECTORS

     At the Meeting, eight directors are to be elected, each to hold office (subject to the Corporation's Bylaws) until the next annual meeting of stockholders and until his respective successor has been elected and qualified. The nominees for election to the Board of Directors are named in the table below. If any nominee listed in the table below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee selected by management prior to or at the Meeting, or for a motion to reduce the membership of the Board to the number of nominees available. One present director will not stand for reelection as of the date of the Meeting. The Board has determined not to fill the vacancy at this time, and the proxies solicited hereby will not be voted for more than eight nominees. The information concerning the nominees has been furnished by them to the Corporation.

               NAME                  AGE             POSITION(S) WITH THE CORPORATION
-----------------------------------  ---   ----------------------------------------------------
Gary E. Frashier...................  61    Chairman of the Board, Chief Executive Officer and
                                             Director
Edwin A. Gee, Ph.D.................  77    Chairman, Emeritus of the Board and Director
G. Morgan Browne...................  62    Director
John H. French, II.................  66    Director
Daryl K. Granner, M.D..............  61    Director
Walter M. Lovenberg, Ph.D..........  63    Director
Steve M. Peltzman..................  51    Director
John P. White......................  51    Director

BIOGRAPHICAL INFORMATION

     Gary E. Frashier has been Chairman of the Board since December 1997 and Chief Executive Officer of the Corporation since March 1994. From March 1994 to December 1997, Mr. Frashier was Vice Chairman of the Board. Mr. Frashier had been President and Chief Executive Officer of the Corporation from March 1990 to March 1994. From April 1987 to February 1990, he served as President, Chief Executive Officer and a director of Genex Corporation, a biotechnology company which specializes in protein engineering. From 1984 to March 1987, he was Chairman, President and Chief Executive Officer of Continental Water Systems Corporation, a corporation engaged in the manufacture and marketing of equipment to produce ultrapure water, which was purchased from Millipore Corporation ("Millipore") in a management buy-out organized by Mr. Frashier. Mr. Frashier served as an Executive Vice President of Millipore and President of Waters Associates, Inc., Millipore's liquid chromatography subsidiary, from 1980 to 1983. He presently serves as a director of NuGene Technologies, Inc. and Anaderm Research Corp. Mr. Frashier also serves as a director of Helicon Therapeutics, Inc. Mr. Frashier was elected to the Board of Directors of the Corporation in March 1990.

     Edwin A. Gee, Ph.D., a director of the Corporation since 1985, served as President, Chairman of the Board and Chief Executive Officer of International Paper Company from 1978 until his retirement in April 1985. Prior to 1978, Dr. Gee was a Senior Vice President, member of the Executive Committee and a director of E.I. du Pont de Nemours and Company. Dr. Gee serves as a member of the Board of Directors of Biocryst Pharmaceuticals, Inc. and the Buckhill Falls Company. Dr. Gee is also Director Emeritus of the Salomon Brothers Fund, Inc., the Salomon Brothers Investors Fund, Inc. and the Salomon Brothers Capital Fund, Inc. Dr. Gee served as an executive officer of the Corporation, holding the position of Chairman of the Board of the Corporation from April 1987 until March 1990. From March 1990 to December 1997, Dr. Gee was Chairman of the Board, but no longer served as an officer of the Corporation. As of December 1997, Dr. Gee was elected Chairman, Emeritus of the Board of the Corporation.

     G. Morgan Browne has been Administrative Director of Cold Spring Harbor Laboratory since June 1985. Prior to 1985, Mr. Browne provided management services to a series of scientifically based companies. He is presently a director of Harris & Harris Group, Inc. and the New York Biotechnology Association, as well as Treasurer and a director of the Long Island Research Institute. Mr. Browne became a director of the Corporation in March 1993.

     John H. French, II, has been Vice Chairman of Southern Pacific Petroleum N.L. (U.S.) for the past six years and Vice Chairman of CyberAction Limited (Bermuda). Mr. French was a director of the Russian American Chamber of Commerce from December 1994 to December 1996, and prior to that time he was Chairman of this organization from July 1992. He was Chairman of the Board from January 1990 to February 1992, and President from 1960 to February 1992, of Research and Science Investors, Inc., a New York venture capital concern. Mr. French became a director of the Corporation in July 1988.

     Daryl K. Granner, M.D., has been a professor and Chairman of Molecular Physiology/Biophysics and of Internal Medicine at Vanderbilt University since July 1984. From 1970 to 1984 he was a faculty member at the University of Iowa, where he directed the Division of Endocrinology and Diabetes. He directs the Vanderbilt Diabetes Center and is an acknowledged authority in the mechanism of insulin action and the pathophysiology of diabetes mellitus. He has served on numerous national advisory panels. Dr. Granner has been a director of the Corporation since September 1996. Prior to that, Dr. Granner was an independent consultant providing consulting services to the Corporation since 1992.

     Walter M. Lovenberg, Ph.D., was an Executive Vice President and member of the Board of Directors of Marion Merrell Dow Inc. from 1989 through August 1993. Dr. Lovenberg served as President of the Merrell Dow Research Institute from 1989 to 1993 and Vice President from 1986 through 1989. Dr. Lovenberg has received the Fulbright-Hayes Senior Scholar Award, the Public Health Service Superior Service Award and the Third International Award for Research on Adult Diseases. Dr. Lovenberg currently serves as a member of the Board of Directors of Xenometrix, Inc., Cytoclonal Pharmaceutics, Inc., and Inflazyme, Inc. He has served on the Scientific Advisory Board of Amilyn Pharmaceuticals since 1996. Dr. Lovenberg has served as a director and the Chief Executive Officer of Helicon Therapeutics, Inc. since July 1997. Dr. Lovenberg has served as a consultant to the Corporation since October 1993. Dr. Lovenberg became a director of the Corporation in March 1994.

     Steve M. Peltzman served as President of the Corporation from March 1994 to July 1997. From March 1994 to September 1996, Mr. Peltzman was President and Chief Operating Officer of the Corporation. Prior to that, he had been the Corporation's Executive Vice President and Chief Operating Officer since October 1991, upon consummation of the acquisition by the Corporation of the cancer business of Applied bioTechnology, Inc. From June 1984 until October 1991, he served as President and Chief Executive Officer of Applied bioTechnology, Inc. From 1986 to 1990, Mr. Peltzman was also President of a partnership between Applied bioTechnology, Inc. and E.I. du Pont de Nemours and Company, which focused on the development of products relating to the prevention, diagnosis and treatment of human cancer. Mr. Peltzman presently serves as President and Chief Executive Officer as well as a director of NuGene Technologies, Inc. He also presently serves as a director of IBI-Imaging bioPharmaceutical, Inc. and LifeScience Economics, Inc. Mr. Peltzman became a director of the Corporation in March 1992.

     John P. White is a partner of Cooper & Dunham LLP, a New York City law firm specializing in patent, trademark and related intellectual property matters, and has been associated with the firm since 1977. Mr. White is a member of numerous professional organizations, both legal and scientific, and has written and lectured extensively on the subject of legal protection for biotechnology. Mr. White has been a director of the Corporation since May 1985.

GENERAL INFORMATION

     The Corporation's directors are elected at the annual meeting of stockholders and hold office (subject to the Bylaws of the Corporation) until the next succeeding annual meeting of stockholders and until their successors are elected and qualified. Each of the nominees named above, was elected as a director of the Corporation at the annual meeting of stockholders held on March 19, 1997.

     The Board of Directors held four meetings during the last fiscal year. None of the directors attended fewer than 75% of the number of meetings of the Board of Directors or any committee of which he is a member held during the period in which he was a director or a committee member, as applicable.

     The Board of Directors has an Executive Committee, which currently consists of Dr. Gee and Messrs. Frashier, French and White. The Executive Committee held one meeting during the last fiscal year. The principal function of the Executive Committee is to exercise all the power and authority of the Board of Directors between meetings of the Board of Directors.


     The Board of Directors has a Nominating Committee, which currently consists of Dr. Gee and Messrs. Frashier, French and White. The Nominating Committee held one meeting during the last fiscal year. The principal functions of the Nominating Committee are to review and select candidates for nomination to the Board of Directors. In fulfilling this responsibility, the Nominating Committee considers recommendations received from stockholders and other qualified sources. Stockholders may submit recommendations with regard to nominees for election to the Board of Directors by letter addressed to the Secretary of the Corporation.

     The Compensation Committee of the Board of Directors currently consists of Drs. Gee and Lovenberg and Messrs. French and White. The Compensation Committee held two meetings during the last fiscal year. The Compensation Committee is authorized subject to the Certificate of Incorporation and Bylaws of the Corporation and the Delaware General Corporation Law, to exercise all power and authority of the Board of Directors with respect to the compensation of employees of the Corporation. It also addresses a variety of organizational matters with respect to the Corporation and its employees. The Compensation Committee also administers the Corporation's stock option plans.

     The Audit Committee of the Board of Directors currently consists of Drs. Gee and Granner and Mr. Browne. The Audit Committee held one meeting during the last fiscal year. The Audit Committee is responsible for reviewing the adequacy of the structure of the Corporation's financial organization and the implementation of its financial and accounting policies. In addition, the Audit Committee reviews the results of the audit performed by the Corporation's outside auditors before the Annual Report to Stockholders is published.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS NAMED ABOVE.

                     EXECUTIVE OFFICERS OF THE CORPORATION

     The names and ages of the executive officers of the Corporation as of December 31, 1997, and their positions with the Corporation are as follows:


             NAME               AGE               POSITION(S) WITH THE CORPORATION
------------------------------  ---   --------------------------------------------------------
Gary E. Frashier..............  61    Chairman and Chief Executive Officer since December
                                      1997; Vice Chairman and Chief Executive Officer from
                                      March 1994 to December 1997; President and Chief
                                      Executive Officer from March 1990 to March 1994
Colin Goddard, Ph.D...........  38    President since August 1997; Executive Vice President
                                      and Chief Operating Officer since September 1996; Vice
                                      President, Research Operations since April 1995; Vice
                                      President, Research Operations, Pharmaceutical Division
                                      since December 1993; Director, Pharmaceutical Operations
                                      since February 1993; Director, Drug Discovery since May
                                      1992; Program Manager, Drug Discovery since April 1991;
                                      Staff scientist since 1989
Robert L. Van Nostrand........  40    Vice President and Chief Financial Officer since
                                      December 1996; Vice President, Finance and
                                      Administration since May 1990; Treasurer since March
                                      1992; Secretary since March 1995; Controller and Chief
                                      Accounting Officer from September 1986 to May 1990
Arthur M. Bruskin, Ph.D. .....  42    Senior Vice President, Drug Discovery since October
                                      1996; Vice President, Drug Discovery since April 1995;
                                      Director, Drug Discovery since July 1994; Director,
                                      Cancer Research since April 1992; Director, Molecular
                                      Genetics since October 1991
Walter P. Carney, Ph.D. ......  47    Vice President, Diagnostics since June 1997; Vice
                                      President and General Manager, Diagnostics and
                                      Proprietary Drug Development Program since June 1995;
                                      Vice President, Pre-clinical Proprietary Program since
                                      1994; Director of Research and Development since 1991
Ann H. Rose, Ph.D.............  56    Vice President, TGF-Beta Program and Regulatory Affairs
                                      since April 1994


     Set forth below is a biographical description of each executive officer's employment prior to employment by the Corporation, based on information supplied by such executive officers:

     Gary E. Frashier. See "Election of Directors."

     Colin Goddard, Ph.D., was employed as a research scientist with the National Cancer Institute in Bethesda, Maryland prior to his employment by the Corporation.

     Robert L. Van Nostrand was employed by the accounting firm of Touche Ross & Co. prior to his employment by the Corporation. Mr. Van Nostrand is a certified public accountant.

     Arthur M. Bruskin, Ph.D., was employed as Manager of Cancer Research at Applied bioTechnology, Inc. in Cambridge, Massachusetts prior to his employment by the Corporation. Dr. Bruskin has served as Vice President of Anaderm Research Corp. since October 1996 and Vice President of Helicon Therapeutics, Inc. since July 1997.


     Walter P. Carney, Ph.D., was employed as Manager-Transgenic Animals and Cancer Scouting Group at E.I. du Pont de Nemours and Company prior to his employment by the Corporation. Dr. Carney has served as President of Oncogene Science Diagnostics, Inc., a wholly-owned subsidiary of the Corporation, since October 1997.


     Ann H. Rose, Ph.D., was an independent consultant providing clinical and regulatory development consulting services to companies in the biopharmaceutical area prior to her employment by the Corporation.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table sets forth a summary of all compensation paid or accrued by the Corporation for services rendered for the last three completed fiscal years to its chief executive officer and its five other most highly compensated executive officers (the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                               ANNUAL COMPENSATION           COMPENSATION
                                        ----------------------------------   ------------
                                                                 OTHER        SECURITIES
          NAME AND             FISCAL                            ANNUAL       UNDERLYING       ALL OTHER
     PRINCIPAL POSITION         YEAR     SALARY    BONUS(a)   COMPENSATION    OPTIONS(#)    COMPENSATION(b)
-----------------------------  ------   --------   --------   ------------   ------------   ---------------
Gary E. Frashier.............   1997    $280,000   $110,000           --        100,000         $ 4,750
  Chairman, Chief Executive     1996     274,969    100,000           --        100,000           4,750
  Officer, Director             1995     265,884     90,000           --             --           4,621

Colin Goddard, Ph.D..........   1997    $168,154   $ 60,000           --         50,000         $ 5,045
  President                     1996     129,646     50,000           --         90,000           3,889
                                1995     119,914     35,000           --         35,000           3,598

Robert L. Van Nostrand.......   1997    $133,144   $ 45,000           --         55,000         $ 4,098
  Vice President, Chief         1996     116,548     35,000           --         35,000           3,496
  Financial Officer             1995     109,750     28,500           --         15,000           3,571

Arthur M. Bruskin, Ph.D......   1997    $151,158   $ 50,000           --         40,000         $ 4,535
  Senior Vice President,        1996     115,596     40,000           --         75,000           3,375
  Drug Discovery                1995     106,423     27,500           --         25,000           3,193

Walter P. Carney, Ph.D (c)...   1997    $126,577   $ 40,000           --         35,000         $ 2,846
  Vice President, Diagnostics   1996     120,471     30,000           --         25,000           2,902
                                1995     114,865     23,000     $  8,873(d)      30,000           3,259

Ann H. Rose, Ph.D............   1997    $151,865   $ 20,000     $ 20,000(e)      20,000         $ 2,843
  Vice President, TGF-Beta      1996     149,015     25,000       20,000(e)      25,000           2,850
  Program & Regulatory          1995     141,346     25,000       20,000(e)      25,000           3,747
  Affairs

Steve M. Peltzman(f).........   1997    $186,118         --           --             --         $ 4,192
  Director                      1996     203,809   $ 50,000           --         50,000           4,875
                                1995     192,289     50,000           --        112,500           4,987

---------------
(a) Bonuses are paid subsequent to the end of the fiscal year.

(b) Represents the Corporation's contributions to the executive officers' "401(K) Savings Plan."

(c) Dr. Carney was promoted to an executive officer position effective June
    1997.

(d) A Special Achievement Award.

(e) In 1997, 1996 and 1995, Dr. Rose's other compensation included $20,000 in reimbursement for office expenses.


(f) Mr. Peltzman served as President of the Corporation from March 1994 to July 1997.

STOCK OPTION GRANTS

     The following table sets forth grants of stock options made during the Corporation's fiscal year ended September 30, 1997, to each of the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZED
                                                                                         VALUE AT ASSUMED
                                                                                              ANNUAL
                                                 INDIVIDUAL GRANTS                        RATES OF STOCK
                                ----------------------------------------------------    PRICE APPRECIATION
                                               % OF TOTAL                                       FOR
                                             OPTIONS GRANTED                                OPTION TERM
                                 OPTIONS      TO EMPLOYEES     EXERCISE   EXPIRATION   ---------------------
             NAME               GRANTED(a)   IN FISCAL YEAR     PRICE        DATE         5%         10%
------------------------------  ----------   ---------------   --------   ----------   --------   ----------
Gary E. Frashier..............    100,000         11.02%        $6.875       6/12/07   $433,125   $1,093,125
Colin Goddard, Ph.D...........     50,000          5.51%         6.875       6/12/07    216,563      546,563
Robert L. Van Nostrand........     25,000          2.75%         7.094      12/11/06    111,731      281,987
                                   30,000          3.31%         6.875       6/12/07    129,938      327,938
Arthur M. Bruskin, Ph.D.......     40,000          4.41%         6.875       6/12/07    173,250      437,250
Walter P. Carney, Ph.D........     35,000          3.86%         6.875       6/12/07    151,594      382,594
Ann H. Rose, Ph.D.............     20,000          2.20%         6.875       6/12/07     86,625      218,625
Steve M. Peltzman.............         --            --             --            --         --           --

---------------

(a) All options vest one-third one year from the date of grant and the remainder pro rata monthly over the ensuing 24 months.


EXERCISE OF OPTIONS

     The following table sets forth (i) certain information relating to options exercised by the named executive officers during the fiscal year ended September 30, 1997, and (ii) the total number of unexercised options at September 30, 1997, and the total value of unexercised in-the-money options at September 30, 1997, for the named executive officers:

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


                               AGGREGATED OPTION         NUMBER OF SECURITIES
                                EXERCISES DURING              UNDERLYING
                                  FISCAL 1997            UNEXERCISED OPTIONS       VALUE OF UNEXERCISED
                            ------------------------        AT FISCAL YEAR         IN-THE-MONEY OPTIONS
                              SHARES                            END(#)             AT FISCAL YEAR END(a)
                             ACQUIRED        VALUE       --------------------     -----------------------
           NAME             ON EXERCISE     REALIZED     VESTED      UNVESTED       VESTED       UNVESTED
--------------------------  -----------     --------     -------     --------     ----------     --------
Gary E. Frashier..........      --             --        177,006      172,994     $1,107,191     $624,059
Colin Goddard, Ph.D. .....      --             --         95,676      122,324        469,697      453,928
Robert L. Van Nostrand....      --             --         51,328       78,672        274,687      279,814
Arthur M. Bruskin,
  Ph.D. ..................      --             --         63,443       97,496        287,133      353,651
Walter P. Carney,
  Ph.D. ..................      --             --         49,392       57,758        271,475      226,119
Ann H. Rose, Ph.D. .......      --             --         72,421       42,579        434,295      165,080
Steve M. Peltzman.........      --             --        171,688       60,812      1,085,135      282,053


---------------
(a) Based on the closing sale price of the Corporation's Common Stock of $10.875 per share, as reported on the Nasdaq National Market on September 30, 1997, less the exercise price.

COMPENSATION OF DIRECTORS

  Monetary Compensation

     Drs. Gee, Granner and Lovenberg and Messrs. Browne, French, Peltzman, Takata and White (being the non-employee directors of the Corporation) are the only current directors compensated for attendance at Board of Directors' meetings. Mr. Peltzman's compensation began in July 1997. Each director is paid a $1,500 retainer per month and $1,500 for each meeting of the Board of Directors he attends. In addition, each of these persons receives $250 for each meeting of a committee of the Board he attends that is held on the same day as a meeting of the Board of Directors, and $500 for each meeting of a committee of the Board he attends that is held on a date other than a date upon which a meeting of the Board of Directors is held.

  Formula Option Grants

     Pursuant to the Corporation's 1993 Incentive and Non-Qualified Stock Option Plan, as amended (the "1993 Plan"), any director who is not also an employee of the Corporation or the designee of a third party who is entitled to representation on the Board of Directors (a "Non-Employee Director") is entitled to an automatic, formula based grant of non-qualified stock options ("NSOs"). The 1997 Incentive and Non-Qualified Stock Option Plan (the "1997 Plan") continues the automatic, formula-based grants of NSOs to Non-Employee Directors established pursuant to the Corporation's 1993 Plan. Each Non-Employee Director receives an NSO to purchase 50,000 shares of Common Stock upon the Non-Employee Director's initial election to the Board at a meeting of stockholders (the "Initial Options"). Each Initial Option vests one-half immediately upon grant, and one-half upon the Non-Employee Director's reelection to the Board for a second consecutive term.

     In addition to the Initial Options, the 1997 Plan provides for the annual grant of NSOs (the "Annual Options") to Non-Employee Directors at such times and in such amounts as set forth in the table below, provided that no Annual Options may be issued following the termination of the 1997 Plan, which is March 18, 2007. Each Annual Option vests one-third upon the first anniversary of its date of grant (the "Grant Date"), with the remainder vesting ratably on a monthly basis over the succeeding 24 months:

                        SCHEDULE OF ANNUAL OPTION AWARDS

NUMBER OF SHARES
   UNDERLYING
 ANNUAL OPTION
     AWARDS                                      TIMING OF AWARDS
----------------   -----------------------------------------------------------------------------
     20,000        On the date of the Non-Employee Director's reelection to a third one-year term;
     20,000        On the date of the Non-Employee Director's reelection to a fourth one-year term;
     15,000        On the later of the date of the annual meeting of stockholders in 1998 or the date of the Non-Employee Director's reelection to a sixth one-year term;
     10,000        On the later of the date of the annual meeting of stockholders in 1999 or the date of the Non-Employee Director's reelection to a seventh one-year term;
     10,000        On the later of the date of the annual meeting of stockholders in 2000 or the date of the Non-Employee Director's reelection to an eighth one-year term;
                   and
     10,000        On the later of the date of the annual meeting of stockholders in 2001 or the date of the Non-Employee Director's reelection to a ninth one-year term.

     The exercise price of both the Initial Options and Annual Options (collectively, the "Formula Options") is equal to 100% of the fair market value of the Common Stock on the Grant Date. The Formula Options expire on the tenth anniversary of their respective Grant Dates, subject to the sooner expiration upon the occurrence of certain events set forth in the 1997 Plan which are generally applicable to all options granted under the 1997 Plan. Benefits attributable to future grants of Annual Options are not determinable since such benefits depend, in part, upon the price of the Corporation's Common Stock on the date of grant.

     On March 19, 1997, each of Dr. Gee and Messrs. Browne, French, Takata and White received a formula award of options covering 15,000 shares, and Drs. Granner and Lovenberg received a formula award of options covering 50,000 shares and 20,000, respectively.

  Stock Purchase Plan

     Pursuant to the Corporation's Directors' Stock Purchase Plan (the "DSPP"), adopted as of March 25, 1996, all Non-Employee Directors may elect to receive up to 50% of their monthly retainer fees and up to 50% of attendance fees earned during any month in the form of shares of Common Stock. The Corporation reserved 100,000 shares of Common Stock for issuance under the DSPP.

  Other Payments

     Dr. Gee was paid $50,000 by the Corporation in the last fiscal year for services rendered as a general business consultant. Dr. Lovenberg was paid $50,000 by the Corporation in the last fiscal year for services rendered as a general business consultant. Dr. Granner was paid $43,900 by the Corporation in the last fiscal year for services rendered as a general business consultant.

EMPLOYMENT AGREEMENTS

  Gary E. Frashier

     In February 1990, the Corporation entered into a three-year employment agreement with Gary E. Frashier, Chairman and Chief Executive Officer of the Corporation. The initial term of the agreement expired in February 1993, but pursuant to its terms, the agreement has been extended automatically on a year-to-year basis. Under the agreement, Mr. Frashier is entitled to a minimum base salary plus such other amounts, if any, as the Board may from time to time determine. In addition, Mr. Frashier is eligible for incentive bonus compensation in an amount up to 50% of his base salary. The agreement provides that Mr. Frashier will be entitled to other customary fringe benefits generally available to executive employees of the Corporation. The agreement prohibits Mr. Frashier from competing with or becoming engaged in the same business as the Corporation during the term of employment plus two years thereafter. The agreement provides Mr. Frashier with severance benefits in the event the Corporation terminates his employment, other than for cause or due to Mr. Frashier's death or disability, or reduces his title, job duties, salary or benefits following a change in control. Upon termination of the agreement by the Corporation, the Corporation will be obligated to continue Mr. Frashier's benefits and salary for the six month period immediately following such termination, unless such termination is for cause or due to death or disability. In the event Mr. Frashier terminates his employment due to a change in control of the Corporation, Mr. Frashier will receive a payment equal to 2.99 times his base salary, and all options that were previously granted to him shall become exercisable.

  Other Executive Officers

     The Corporation has entered into employment agreements with Colin Goddard, Ph.D., and Ann H. Rose, Ph.D. (collectively, the "Officers"). Each agreement has a fixed term of five and three years, respectively, but provides for automatic extensions for additional one-year terms. The agreements provide for a minimum base salary, plus such other amounts, if any, as the Board may from time to time determine. In addition, the Officers are eligible for incentive bonus compensation and are entitled to receive other customary fringe benefits generally available to executive employees of the Corporation. The agreements prohibit the Officers from competing with or becoming engaged in the same business as the Corporation during the term of employment plus one or two years thereafter. The agreements also provide the Officers with severance benefits in the event the Corporation terminates employment other than for cause or due to the Officers' death or disability. Upon such termination of an agreement by the Corporation, the Corporation will be obligated to pay the affected Officer's benefits and salary for the six month period immediately following such termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the Corporation's fiscal year ended September 30, 1997, the Compensation Committee consisted of Drs. Gee and Lovenberg and Messrs. French and White. Dr. Gee served as an executive officer of the Corporation from 1987 through 1990.

     During the Corporation's fiscal year ended September 30, 1997, Mr. Frashier, Chief Executive Officer of the Corporation, served as a director and member of the Compensation Committee of Helicon Therapeutics, Inc. ("Helicon") while Dr. Lovenberg, Chief Executive Officer of Helicon, served as a director and member of the Compensation Committee of the Corporation. Please refer to "Certain Relationships and Related Transactions" for a description regarding the Corporation's relationship with Helicon.

                      REPORT OF THE COMPENSATION COMMITTEE

TO:  THE BOARD OF DIRECTORS

     It is a part of the responsibility of the Corporation's Compensation Committee (the "Committee") to exercise the power and authority of the Board of Directors with respect to the compensation of employees and to administer the Corporation's stock option plans. Consequently it is the Committee's responsibility to review compensation levels of members of management and to evaluate the performance of management.

     In evaluating the reasonableness of compensation paid to the Corporation's executive officers, the Committee takes into account how compensation compares to compensation paid by competing companies as well as the Corporation's performance. In making this determination, the Committee has relied in part on independent surveys of compensation of management of companies in the biotechnology and pharmaceutical areas.

     It is the Corporation's policy that the compensation of executive officers be based, in substantial part, on the Corporation's performance, as well as the individual contribution of each executive officer. As a result, much of an executive officer's compensation is "at risk" in the form of bonus and stock option compensation with target levels established by the Committee for each position relative to total cash compensation.

     The base salary of Gary Frashier, the Corporation's Chief Executive Officer, for fiscal 1997 was based principally on his rights under an employment agreement with the Corporation dated February 1990 (the "Employment Agreement"). The Employment Agreement established a minimum base annual salary based on negotiations between the Board of Directors and Mr. Frashier in connection with his joining the Corporation in February 1990. This amount has been increased each year by the Compensation Committee to keep pace with salaries being paid to other chief executive officers of similar companies and in recognition of the Corporation's performance. Mr. Frashier's base annual salary generally becomes effective on April 1st of each year, for the ensuing twelve-month period.


     Under the Employment Agreement, Mr. Frashier is eligible for incentive bonus compensation in an amount up to 50% of his base salary. Because the Corporation is in the development stage, the use of traditional performance standards (such as profit levels and return on equity) are not appropriate in the evaluation of Mr. Frashier's performance. For fiscal year 1997, the Committee awarded Mr. Frashier a bonus of $110,000 in recognition of achievement of the following objectives: the initiation of Phase I clinical trials for cancer under the collaborative program with Pfizer Inc. ("Pfizer"); the initiation of Phase II clinical trials for wound healing under the collaborative program with Novartis Pharma AG; the establishment of a collaboration with Hoechst Marion Roussel, Inc. ("HMRI") for discovering and developing drugs to induce EPO; the establishment of a collaboration with Sankyo Company, Ltd. in influenza; the extension of the base HMRI research collaboration until the year 2002; the identification of active lead compounds and the commencement of the funded research phase of the Anaderm Research Corp. joint venture with Pfizer; the establishment of Helicon Therapeutics, Inc. with Hoffman-La Roche, Inc. and Cold Spring Harbor Laboratory for the development of central nervous system drugs with the Corporation owning a 28% equity stake and royalties; the acquisition of an exclusive worldwide license to a library of approximately 140,000 small molecule compounds for the discovery of pharmaceuticals and cosmeceuticals from the Dow Chemical Company; the addition of chemistry and pre-clinical capabilities and the integration of last year's acquisitions of MYCOsearch, Inc. and Aston Molecules Ltd.; the expansion of the co-venture with BioChem Pharma (International) Inc. in anti-virals to include Hepatitis B; and the issuance of a key patent covering the Corporation's reporter-based gene transcription technology.


     The Corporation's performance for purposes of compensation decisions is measured under the Corporation's Annual Business Plan against goals established prior to the start of the fiscal year by the Committee and is reviewed and approved by the Committee. The Committee weights individual performance so that in each case the discretionary annual bonuses fall within a preset range.

     During 1997, the Committee also considered the grant of stock options to each of the Corporation's executive officers. Each of those officers was considered for stock options based on his or her responsibilities and relative position in the Corporation and his or her existing stock option position.

                                          Edwin A. Gee, Ph.D., Chairman
                                          John H. French, II
                                          Walter M. Lovenberg, Ph.D.
                                          John P. White

                         STOCK PRICE PERFORMANCE GRAPH


     The following graph presents a five-year comparison of cumulative returns on the Corporation's Common Stock against the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Dow Jones Industry Group Biotechnology ("Peer Group Index"), based on an assumed investment of $100 on October 1, 1992, in each case assuming reinvestment of all dividends.



                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN


                        AMONG OSI PHARMACEUTICALS, INC.,


                       S&P 500 INDEX AND PEER GROUP INDEX


        MEASUREMENT PERIOD                  OSI
      (FISCAL YEAR COVERED)           PHARMACEUTICALS    PEER GROUP INDEX      S&P 500 INDEX
1992                                     100.00              100.00              100.00
1993                                      91.43               99.75              113.01
1994                                      74.29              102.17              117.18
1995                                     122.86              144.65              152.04
1996                                     202.86              181.33              182.96
1997                                     248.57              194.77              256.97

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Mr. John P. White, a director of the Corporation, is a partner of Cooper & Dunham LLP, a New York law firm specializing in patent, trademark and related intellectual property matters. Cooper & Dunham LLP regularly provides legal services to the Corporation. Professional fees paid or accrued by the Corporation to Cooper & Dunham LLP in the fiscal year ended September 30, 1997 did not exceed 5% of such law firm's gross revenues for its last full fiscal year.


     Mr. Steve M. Peltzman, a director of the Corporation, is President and Chief Executive Officer and serves as a director of NuGene Technologies, Inc. ("NuGene"), a privately held biotechnology company developing products based on its cell targeting and drug delivery technologies. During the fiscal year ended September 30, 1997, the Corporation invested $100,000 in NuGene.


     Dr. Walter M. Lovenberg, a director of the Corporation, is the Chief Executive Officer and a director of Helicon Therapeutics, Inc. ("Helicon"). Mr.
G. Morgan Browne, a director of the Corporation, is the Administrative Director of Cold Spring Harbor Laboratory ("CSHL"). In July 1997, the Corporation, CSHL and Hoffman-La Roche Inc.("Roche") formed Helicon. In exchange for approximately 28% of Helicon's outstanding capital stock, the Corporation agreed to perform for Helicon $1 million of molecular screening services within one year and granted to Helicon a nonexclusive license with respect to certain screening technology. CSHL contributed a royalty-free license to commercialize certain technology relating to genes associated with long-term memory in exchange for a portion of Helicon's outstanding capital stock. Roche contributed cash for a portion of Helicon's outstanding capital stock. Certain individuals associated with CSHL hold the remaining outstanding capital stock of Helicon. The parties have entered into various collaborative research and license agreements pursuant to which they will jointly pursue the discovery, development and commercialization of novel drugs for the treatment of long-term memory disorders and other central nervous system dysfunctions. The Corporation's net investment in Helicon at September 30, 1997 was $124,000.



     The Corporation and HMRI are parties to two collaborative agreements. Effective as of January 1, 1997, the Corporation entered into a Collaborative Research and License Agreement with HMRI to develop orally active, small molecule inducers of erythropoietin gene expression for the treatment of anemia due to chronic renal failure and anemia associated with chemotherapy for AIDS and cancer. Under the terms of the agreement, both the Corporation and HMRI are contributing medicinal chemistry and pre-clinical optimization teams. HMRI has the sole responsibility to conduct pre-clinical and clinical development of drug candidates emerging from the program. The Corporation may receive from HMRI up to $30 million in research funding, milestone payments and success fees depending on HMRI's clinical success. During fiscal 1997, the Corporation received and recorded as income a $1,000,000 initiation fee from HMRI in connection with this program, 50% of which will be credited against future royalties, if any. Under the agreement, HMRI has been granted exclusive worldwide licenses by the Corporation with respect to products resulting from the joint program. In consideration for such licenses, HMRI will pay royalties to the Corporation on sales of such products. In addition, effective as of April 1, 1997, the Corporation and HMRI entered into an Amended Collaborative Research and License Agreement that consolidated and extended formerly separate collaborative programs between the Corporation and each of Marion Merrell Dow Inc. ("MMDI"), Hoechst Roussel Pharmaceuticals, Inc. ("Hoechst Roussel") and Hoechst AG ("Hoechst"). This resulted from the corporate reorganization of HMRI in July 1995 in which the pharmaceutical operations of MMDI, Hoechst Roussel and Hoechst were combined into HMRI. This agreement provides for HMRI and the Corporation to collaborate in the discovery and development of drugs for the treatment of atherosclerosis, inflammation, arthritis and metabolic diseases. Under this agreement, HMRI has been granted certain exclusive, worldwide licenses by the Corporation, and has the right to negotiate with the Corporation within specified parameters to obtain certain other exclusive, worldwide licenses with respect to products resulting from joint research programs. In consideration for their licenses, HMRI will pay royalties to the Corporation on sales of such products. In fiscal year 1997, the Corporation earned an aggregate of $5,800,000 in research funding under the agreement. HMRI holds 1,090,909 shares of Common Stock of the Corporation, and a warrant to purchase an additional 500,000 shares.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The firm of KPMG Peat Marwick LLP, independent certified public accountants, has audited the books and records of the Corporation for several years and the Board of Directors desires to continue the services of this firm for the current fiscal year. Accordingly, the Board recommends that the stockholders vote FOR the ratification of the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP to audit the books and accounts of the Corporation for the current fiscal year.

     Representatives of KPMG Peat Marwick LLP are expected to be available at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so. If the stockholders do not ratify the appointment of this firm, the appointment of another firm of independent certified public accountants will be considered by the Board of Directors.

     THE BOARD OF DIRECTORS DEEMS THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE AUDITORS FOR THE CORPORATION TO BE IN THE CORPORATION'S BEST INTERESTS AND RECOMMENDS A VOTE "FOR" SUCH RATIFICATION.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms they file.

     Based solely on the Corporation's review of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Corporation believes that, during the fiscal year ended September 30, 1997, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for the following: (i) a Form 5 was filed late by Mr. Browne with respect to one transaction, Dr. Bruskin with respect to one transaction, Mr. Frashier with respect to two transactions, Mr. French with respect to one transaction, Dr. Goddard with respect to one transaction, Dr. Lovenberg with respect to one transaction, Mr. Peltzman with respect to four transactions, Dr. Rose with respect to three transactions, Mr. Van Nostrand with respect to four transactions, and Mr. White with respect to one transaction; (ii) a Form 4 was filed late by Dr. Bruskin with respect to one transaction, Dr. Goddard with respect to one transaction and Mr. Takata with respect to one transaction; and
(iii) certain initial holdings of Dr. Granner were reported late.

                             STOCKHOLDER PROPOSALS

     Stockholders who intend to present proposals at the Corporation's Annual Meeting of Stockholders to be held in 1999 must submit their proposals to the Secretary of the Corporation on or before October 2, 1998. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders' proposals.

                                          By Order of the Board of Directors,

                                          ROBERT L. VAN NOSTRAND
                                          Secretary


February 3, 1998

________________________________________________________________________________

                           OSI PHARMACEUTICALS, INC.

                                     PROXY

                 ANNUAL MEETING OF STOCKHOLDERS, MARCH 25, 1998

   This Proxy is Solicited on Behalf of the Corporation's Board of Directors

     The undersigned hereby appoints Gary E. Frashier and Robert L. Van Nostrand, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side, all shares of Common Stock of OSI Pharmaceuticals, Inc., formerly known as Oncogene Science, Inc. (the "Corporation") held of record by the undersigned on January 26, 1998, at the annual meeting of stockholders to be held on March 25, 1998, or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS. The shares represented by this Proxy will be voted as specified on the reverse side. IF NO DIRECTION IS GIVEN IN THE SPACES PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

                     (Continued and to be dated and signed on the reverse side.)

                              OSI PHARMACEUTICALS, INC.
                              P.O. BOX 11097
                              NEW YORK, N.Y. 10203-0097

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
________________________________________________________________________________

     [  ]

1. Election of Directors (Term to  FOR all nominees / /  WITHHOLD AUTHORITY to vote / /  EXCEPTIONS / /
   expire at next Annual Meeting)  Listed below          for all nominees listed below

   Nominees: Gary E. Frashier, Edwin A. Gee, Ph.D., G. Morgan Browne, John H.
             French, II, Daryl K. Granner, M.D., Walter M. Lovenberg, Ph.D., Steve M. Peltzman, John P. White.

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.) THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR WHOM AUTHORITY TO VOTE IS NOT WITHHELD.

   "Exceptions _________________________________________________________________

2. PROPOSAL TO RATIFY THE APPOINTMENT OF   3. In their discretion, the Proxies
   KPMG PEAT MARWICK LLP as the independent   are authorized to vote upon such
   public accountants of the Corporation      other business as may properly
   for the fiscal year ending September       come before the meeting or any
   30, 1998.                                  adjournment thereof and matters
                                              incident to the conduct of the
                                              meeting.

   FOR / /    AGAINST / /    ABSTAIN / /

                                                     Change of Address or / /
                                                     Comments Mark Here

                                        Please sign exactly as the name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.


                                        Dated: __________________________, 1998

                                        _________________________________ (SEAL)
                                                    Signature

                                        _________________________________ (SEAL)
                                             Signature if held jointly

                                        Votes MUST be indicated   /x/
                                        (x) in Black or Blue ink.

(Please mark, sign, date and return this proxy in the enclosed postage prepaid envelope.)

________________________________________________________________________________